                                                                Exhibit 99(b)(1)


                                   AGREEMENT

                            DATED 20 February, 2001

                               US$3,000,000,000

                                CREDIT FACILITY

                                      FOR

                             SCHLUMBERGER LIMITED

                      SCHLUMBERGER PUBLIC LIMITED COMPANY

                         SCHLUMBERGER INDUSTRIES S.A.

                                      and

                           SCHLUMBERGER INVESTMENTS

                                  ARRANGED BY

                                J.P. MORGAN PLC

                                  BNP PARIBAS

                                      and

                    SALOMON BROTHERS INTERNATIONAL LIMITED
                               as Lead Arrangers

                                      and

                    LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                                  as Arranger

                                     WITH

                          CITIBANK INTERNATIONAL plc
                               as Facility Agent




                                 Allen & Overy
                                    London
                                   newchange
                                  BK:831492.7

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                                     INDEX

Clause                                                                 Page No.

1.   Interpretation..................................................        1
2.   Facility........................................................       18
3.   Purpose.........................................................       18
4.   The Offer.......................................................       19
5.   Conditions precedent............................................       23
6.   Utilisation.....................................................       23
7.   Optional Currencies.............................................       25
8.   Repayment.......................................................       29
9.   Prepayment and cancellation.....................................       29
10.  Interest........................................................       31
11.  Terms...........................................................       33
12.  Market disruption...............................................       34
13.  Taxes...........................................................       34
14.  Increased Costs.................................................       39
15.  Mitigation......................................................       39
16.  Payments........................................................       40
17.  Representations.................................................       42
18.  Information covenants...........................................       46
19.  General covenants...............................................       47
20.  Default.........................................................       51
21.  The Administrative Parties......................................       56
22.  Evidence and calculations.......................................       60
23.  Fees............................................................       60
24.  Indemnities and Break Costs.....................................       61
25.  Expenses........................................................       62
26.  Amendments and waivers..........................................       63
27.  Changes to the Parties..........................................       64
28.  Disclosure of information.......................................       67
29.  Set-off.........................................................       68
30.  Pro rata sharing................................................       68
31.  Severability....................................................       70
32.  Counterparts....................................................       70
33.  Notices.........................................................       70
34.  Language........................................................       71
35.  Governing law...................................................       72
36.  Enforcement.....................................................       72


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

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Schedules

1.   Original Parties.....................................................  73
2.   Conditions Precedent Documents.......................................  74
3.   Form of Request......................................................  78
4.   Calculation of the Mandatory Cost....................................  79
5.   Form of Transfer Certificate.........................................  81
6.   Form of Compliance Certificate.......................................  82
7.   Form of Accession Agreement..........................................  83
     Part II  Form of Resignation Request.................................  84
8.   Form of Legal Opinion of Allen & Overy, London.......................  85
9.   Form of TEG Letter...................................................  88
10.  Form of Comfort Letter...............................................  90
11.  Form of Subordination Agreement......................................  91

Signatories...............................................................  92


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

THIS AGREEMENT is dated 20 February, 2001

BETWEEN:

(1) SCHLUMBERGER LIMITED (a company incorporated in the Netherlands Antilles registered at the Chamber of Commerce in Curacao with number 1674 (0) and whose registered address is Julianaplein 5, Curacao, Netherlands Antilles) (the "Company");

(2) SCHLUMBERGER PUBLIC LIMITED COMPANY, SCHLUMBERGER INDUSTRIES S.A. and SCHLUMBERGER INVESTMENTS as original borrowers (in this capacity the "Original Borrowers");

(3) J.P. MORGAN PLC, BNP PARIBAS, SALOMON BROTHERS INTERNATIONAL LIMITED as lead arrangers and LEHMAN BROTHERS INTERNATIONAL (EUROPE) as arranger (in this capacity the "Mandated Arrangers");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the "Original Lenders");

(5)  J.P. MORGAN PLC as bookrunner (in this capacity the "Bookrunner"); And

(6) CITIBANK INTERNATIONAL plc as facility agent (in this capacity the "Facility Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "Accession Agreement"

     means a letter, substantially in the form of Part I of Schedule 7 (Form of Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require.

     "Additional Borrower"

     means a member of the Group which becomes a Borrower after the date of this Agreement.

     "Administrative Party"

     means an Arranger or the Facility Agent.

     "ADRs"

     means American Depositary Receipts in respect of the Shares.

     "Affiliate"

     means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     "Arranger"

     means a Mandated Arranger or the Bookrunner.

     "Availability Period"

     means the period from and including the date of this Agreement to and including the Term Date.

     "Borrower"

     means the Company, an Original Borrower or an Additional Borrower.

     "Borrower Sub-limit"

     means:

     (a)  in the case of SISA, US$1,500,000,000;

     (b)  in the case of Schlumberger PLC, US$1,000,000,000;

     (c)  in the case of Schlumberger Investments, US$1,000,000,000; and

     (d) in the case of the aggregate Loans outstanding at any time borrowed by Schlumberger PLC and Schlumberger Investments, US$1,000,000,000.

     "Break Costs"

     means the amount (if any) which a Lender is entitled to receive under Clause 24.3 (Break Costs) as compensation if any part of a Loan or overdue amount is prepaid.

     "Business Day"

     means a day (other than a Saturday, a Sunday or a public holiday) on which banks are open for general business in London and:

     (a) if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

     (b) if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

     "Comfort Letter"

     means the comfort letter dated on or about the date of this Agreement from the Company to the Finance Parties, in the form set out in Schedule 10 (Form of Comfort Letter).

     "Commitment"

     means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "COMMITMENTS" and the amount of any other Commitment it acquires; and

     (b)  for any other Lender, the amount of any Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     "Dangerous Substance"

     means any radioactive emissions and any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) and including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste, is capable of causing harm to man or any other living organism or damaging the Environment or public health.

     "Default"

     means:

     (a)  an Event of Default; or

     (b) an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

     "Dollars" or "US$"

     means the lawful currency for the time being of the United States of America.

     "Environment"

     means all, or any of, the following media: the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

     "Environmental Claim"

     means any claim by any person:

     (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

     (b) that arises as a result of or in connection with Environmental Contamination and that is capable of giving rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including, without limitation, any such claim that arises from injury to persons or property.

     "Environmental Contamination"

     means each of the following and their consequences:

     (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by an Obligor or any Material Subsidiary of an Obligor into any part of the Environment;

     (b) any accident, fire, explosion or sudden event at any site owned or occupied by an Obligor or any Material Subsidiary of an Obligor which is directly caused by or attributable to any Dangerous Substance; or

     (c) any other pollution of the Environment arising at or from any site owned or occupied by an Obligor or any Material Subsidiary of an Obligor.

     "Environmental Law"

     means all laws and regulations concerning pollution, the Environment or Dangerous Substances.

     "Environmental Licence"

     means any authorisation required by any Environmental Law.

     "ERISA"

     means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued under it.

     "ERISA Group"

     means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under
     Section 414 of the Internal Revenue Code.

     "EURIBOR"

     means for a Term of any Loan or overdue amount in euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

     "euro" OR "E"

     means the single currency of the Participating Member States.

     "Event of Default"

     means an event specified as such in this Agreement.

     "Facility"

     means the credit facility made available under this Agreement.

     "Facility Office"

     means the office(s) notified by a Lender to the Facility Agent:

     (a)  on or before the date it becomes a Lender; or

     (b)  by not less than five Business Days' notice,

     as the office(s) outside the U.S.A. through which it will perform its obligations under this Agreement.

     "Fee Letter"

     means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

     "Final Maturity Date"

     means:

     (a)  the Initial Final Maturity Date; or

     (b) if the Term-out Option is exercised, the date falling 364 days after the Initial Final Maturity Date.

     "Finance Document"

     means:

     (a)  this Agreement;

     (b)  a Fee Letter;

     (c)  a Transfer Certificate;

     (d)  an Accession Agreement;

     (e)  a Subordination Agreement; or

     (f) any other document designated as such by the Facility Agent and the Company.

     "Finance Party"

     means a Lender or an Administrative Party.

     "Financial Indebtedness"

     means any indebtedness (without double counting) for or in respect of:

     (a)  moneys borrowed;

     (b)  any acceptance or documentary credit;

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d)  any finance or capital lease;

     (e) receivables sold or discounted (otherwise than on a non-recourse basis);

     (f) the acquisition cost of any asset to the extent payable more than 180 days before or after its acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (g) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; or

     (h) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to
          (g) above.

     "Group"

     means the Company and its Subsidiaries.

     "Holding Company"

     of any other person, means a company in respect of which that other person is a Subsidiary.

     "IBOR"

     means LIBOR or EURIBOR.

     "Increased Cost"

     means:

     (a)  an additional or increased cost;

     (b) a reduction in the rate of return under a Finance Document or on its overall capital; or

     (c) a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

     "Initial Final Maturity Date"

     means the date falling 364 days after the date of this Agreement.

     "Internal Revenue Code"

     means the Internal Revenue Code 1986, as amended from time to time, and the regulations promulgated and rulings issued under it.

     "Lender"

     means:

     (a)  an Original Lender; or

     (b)  any person which becomes a Lender after the date of this Agreement.

     "LIBOR"

     means for a Term of any Loan or overdue amount denominated in a currency other than euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

     "Loan"

     means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

     "Majority Lenders"

     means, at any time, Lenders:

     (a) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 /2/3/ per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

     (b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 /2/3/ per cent. or more of the Total Commitments; or

     (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 /2/3/ per cent. or more of the Total Commitments immediately before the reduction.

     "Mandatory Cost"

     means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under
     Schedule 4 (Calculation of the Mandatory Cost).

     "Margin"

     means:

     (a)  in the case of a Loan to:

          (i)   the Company; or

          (ii) for the period ending on the date falling 3 months after the first utilisation of the Facility by any Borrower, Schlumberger Investments,

          0.30 per cent. per annum; and

     (b)  in the case of:

          (i) a Loan to any Borrower other than the Company or Schlumberger Investments; and

          (ii) a Loan to Schlumberger Investments at any time after the date falling 3 months after the first utilisation of the Facility by any Borrower,

          0.35 per cent. per annum.

     "Margin Stock"

     has the meaning given to it in the Regulations.

     "Market Purchases"

     has the meaning given to that term in Clause 4.1 (Defined terms).

     "Material Adverse Effect"

     means a material adverse effect on:

     (a)  the business or financial condition of the Group as a whole; or

     (b) the ability of any Obligor to perform its obligations under any Finance Document.

     "Material Subsidiary"

     means, at any time:

     (a)  (i)   a Subsidiary of Schlumberger PLC or SISA, the book value of whose total assets then exceed US$50,000,000 (or its equivalent in any other currency); or

          (ii) any other member of the Group which has acquired since the date of this Agreement, total assets from the Obligors and/or the Material Subsidiaries the book value of which in aggregate exceeds US$50,000,000 (or its equivalent in any other currency); and

     (b) for the purposes of Clause 20.5 (Cross-acceleration) only, a direct Subsidiary of the Company the book value of whose total assets then exceeds US$50,000,000 (or its equivalent in any other currency).

          For this purpose:

     (i) the total assets of a Subsidiary of the Company, Schlumberger PLC or SISA, as appropriate, will be determined from its latest financial statements (unconsolidated if it has Subsidiaries); and

     (ii) if there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

     "Maturity Date"

     means the last day of the Term of a Revolving Credit Loan.

     "Multiemployer Plan"

     means at any time, an employee pension benefit plan, within the meaning of
     Section 4001(a)(3) of ERISA, to which any member of the ERISA Group;

     (a)  is then making or accruing an obligation to make contributions; or

     (b) has within the preceding five plan years made contributions, including for these purposes any person which ceased to be a member of the ERISA Group during that five year period and in respect of which any member of the ERISA Group could reasonably be expected to have liability under Title IV of ERISA.

     "Obligor"

     means the Company or a Borrower.

     "Offer"

     means the offer made or to be made by Lehman Brothers on behalf of Schlumberger Investments to purchase the Target's Shares on the terms set out in the Offer Document (as such offer may from time to time be amended, added to, revised, renewed or waived) and including any offer to acquire ADRs and any proposal to be made by or on behalf of Schlumberger Investments to the holders of options to subscribe for the Target's Shares under any Target share option scheme.

     "Offer Document"

     means the offer document issued or to be issued by the Company to shareholders of the Target in respect of the Offer.

     "Original Financial Statements"

     means the audited consolidated financial statements of the Company for the year ended 31st December, 1999.

     "Original Obligor"

     means the Company or an Original Borrower.

     "Participating Member State"

     means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

     "Party"

     means a party to this Agreement.

     "Permitted Transaction"

     means:

     (a) the divestiture by the Group of the manufacturing activities relating to metering "RMS";

     (b)  the divestiture of the automated test activities business line "ATE";

     (c) an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

     (d)  any other transaction agreed to by the Majority Lenders.

     "Plan"

     means at any time an employee pension benefit plan (other than a Multiemployer Plan), which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either:

     (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group; or

     (b) has at any time within the preceding five years been maintained, or contributed to, by any person which was at that time a member of the ERISA Group for employees of any person which was at that time a member of the ERISA Group and in respect of which any member of the ERISA Group could reasonably be expected to have liability under Title IV of ERISA.

     "Press Release"

     means the press release to be made by or on behalf of the Company announcing the terms of the Offer.

     "Pro Rata Share"

     means:

     (a) for the purpose of determining a Lender's share in a Loan, the proportion which its Commitment bears to the Total Commitments; and

     (b)     for any other purpose on a particular date:

             (i) the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

             (ii) if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; and

             (iii) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled,

    "Rate Fixing Day"

     means:

     (a)     the first day of a Term for a Loan denominated in Sterling;

     (b) the second Business Day before the first day of a Term for a Loan denominated in any other currency,

     or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

     "Reference Banks"

     means the London branch of each of The Chase Manhattan Bank, BNP Paribas and Citibank, N.A. and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

     "Regulation U"

     means regulation U of the Board of Governors of the United States Federal Reserve System.

     "Regulation X"

     means regulation X of the Board of Governors of the United States Federal Reserve System.

     "Repeating Representations"

     means the representations which are deemed to be repeated under this Agreement.

     "Request"

     means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

     "Revolving Credit Facility"

     means the revolving credit facility made available under this Agreement.

     "Revolving Credit Loan"

     means a Loan under the Revolving Credit Facility.

     "Rollover Loan"

     means one or more Revolving Credit Loans:

     (a) to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan;

     (c)  in the same currency as the maturing Revolving Credit Loan; and

     (d) to be made to the same Borrower for the purpose of refinancing a maturing Revolving Credit Loan.

     "Screen Rate"

     means:

     (a) for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

     (b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

     for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

     "Shareholders' Funds"

     means, for a Borrower, the aggregate of:

     (a) the amount for the time being paid up or credited as being paid up on the issued share capital of that Borrower;

     (b) the reserves of that Borrower (including any share premium accounts and any capital reserves); and

     (c) the consolidated retained earnings of that Borrower (less any amount standing to the debit of the consolidated profit and loss account of that Borrower),


     less any amount included in the above which is attributable to equity interests of minority shareholders, all as calculated in accordance with accounting principles or standards generally accepted in its jurisdiction of incorporation, consistently applied.

     "Schlumberger Investments"

     means Schlumberger Investments, a company incorporated in England with registered number 4157867.

     "Shares"

     means all the issued shares in the capital of the Target (including any shares of the Target issued or to be issued whilst the Offer remains open for acceptance).

     "Sisa"

     means Schlumberger Industries S.A., a company incorporated in France with registered number B 542 062 120 RCS Nanterre.

     "Subordination Agreement"

     means a Subordination Agreement substantially in the form of Schedule 11.

     "Subordinated Debt"

     means Financial Indebtedness of the relevant Borrower which has been subordinated substantially on the terms set out in a duly executed Subordination Agreement.

     "Subsidiary"

     means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and "CONTROL" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital or by contract.

     "Syndication"

     means general syndication of the Facility by the Arrangers.

     "Target"

     means SEMA plc.

     "TARGET Day"

     means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

     "Target Group"

     means the Target and its Subsidiaries.

     "Tax"

     means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

     "Tax Deduction"

     means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "Tax Payment"

     means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

     "Term"

     means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

     "Term Date"

     means the earlier of:

     (a) if the Unconditional Date has not then occurred, the date falling 130 days after the date of the announcement of the Offer;

     (b)  the date upon which the Offer is terminated or withdrawn; or

     (c)  the date falling 30 days prior to the Initial Final Maturity Date.

     "Term Loan"

     means a Loan drawn down after the Term-out Date.

     "Term-out Date"

     means the date of the exercise of the Term-out Option.

     "Term-out Option"

     means the option specified in Clause 6.5 (Term-out Option).

     "Total Commitments"

     means the Commitments of all the Lenders.

     "Transfer Certificate"

     means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

     "Unconditional Date"

     means the date on which the Offer is declared unconditional by (or on behalf of) the Company in all respects.

     "U.K."

     means the United Kingdom.

     "Unfunded Liabilities"

     means with respect to any Plan at any time, the amount (if any) by which:

     (a) the value of all benefit liabilities under that Plan, determined on a plan termination basis using the assumptions used for funding the Plan pursuant to Section 412 of the Internal Revenue Code; exceeds

     (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions),

          all as determined by the Plan actuary as of the Plan's then most recent valuation date.

     "U.S.A."

     means the United States of America.

     "Utilisation Date"

     means each date on which the Facility is utilised.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "amendment" includes a supplement, novation, restatement or re-enactment and "amended" will be construed accordingly;

          "assets" includes present and future properties, revenues and rights of every description;

          an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

            "disposal" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and "dispose" will be construed accordingly;

            "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

            a "person" includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

            a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a currency is a reference to the lawful currency for the time being of the relevant country;

     (iii) a Default being "outstanding" means that it has not been remedied or waived;

     (iv) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

     (v) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

     (vi) a person includes its successors in title, permitted assigns and permitted transferees;

     (vii) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

     (viii) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a reference to a "month" or "months" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

     (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

     (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

     (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

     (c) (i) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

      (ii) Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

(d)   Unless the contrary intention appears:

      (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

      (ii)  an amount in euro is payable only in the euro unit;

      (iii) a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

      (iv) if there is an inconsistency between this Agreement and any other Finance Document this Agreement will prevail;

      (v) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation is or may be outstanding under the Finance Documents; and

(e)   the headings in this Agreement do not affect its interpretation.

1.3   French Terms

      In this Agreement, a reference to:

      (a) a "winding up, administration or dissolution" means, in respect of an Obligor incorporated in France only, a redressement judiciaire, cession totale de l'enterprise or liquidation judiciaire under Articles L.620-1 et seq. of the French Commercial Code;

      (b) a "composition, assignment or similar arrangement with any creditor" includes a reglement amiable under Articles L.611-3 et seq. of the French Commercial Code but excludes any step taken under Article L.611-2;

      (c) a "compulsory manager, receiver, administrator" includes an administrateur judiciaire, administrateur provisoire or mandataire liquidateur;

      (d)   a "lease" includes an "operation de credit bail";

      (e) a "reconstruction" includes any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scisson) implemented in accordance with Articles L.236-1 to L236-24 of the French Commercial Code;

      (f) a "Security interest" includes any type of security (surete reelle) and transfer by way of security; and

      (g) a person being "unable to pay its debts" includes that person being in a state of cessation des paiements.

2.   FACILITY

2.1  Facility

     Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility (with a term out option) in an aggregate amount equal to the Total Commitments.

2.2  Nature of a Finance Party's rights and obligations

     Unless otherwise agreed by all the Finance Parties:

     (a) the obligations of a Finance Party under the Finance Documents are several;

     (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

     (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

     (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

     (e) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

     (f) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3  Nature of Borrower's rights and obligations

     Unless otherwise agreed by the Company:

     (a) the obligations of a Borrower under the Finance Documents are several; and

     (b) failure by a Borrower to perform its obligations does not affect the obligations of any other Party under the Finance Documents.

3.   PURPOSE

3.1  Loans

     Each Loan may be used for:

     (a)  financing or refinancing:

          (i)   all or part of the consideration in respect of the Offer;

          (ii)  any fees and expenses in relation to the Offer;

          (iii) any borrowings of the Target or its Subsidiaries which are outstanding on the Unconditional Date;

          (iv)  Market Purchases; and/or

          (v)   intra-Group indebtedness incurred to finance Market Purchases.

     (b) general corporate purposes of the Company and the Original Borrowers (including any direct or indirect subscription for equity in Schlumberger Investments),

     provided that no part of a Loan may be used, directly indirectly or ultimately to finance the purchase of the ADRs.

3.2  No obligation to monitor

     No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.   THE OFFER

4.1  Defined terms

     In this Subclause:

     "Certain Funds Period"

     means the period beginning on the date of the Press Release and ending on the earlier of:

     (a) if no section 429 Notice has been given, the date falling four months after the date of posting of the Offer Document; or

     (b)  if the Company has given a Section 429 Notice, the later of:

          (i) the first Business Day after the expiry of six weeks from the date on which the final Section 429 Notice is given by the Company; and

          (ii) if an application to court is made under section 430C(1) of the Companies Act 1985 in relation to any Section 429 Notice, the first Business Day after the last day on which that application is disposed of; and

     (c) the date falling 6 months after the date of the issue of the Press Release.

     "Clean-up Period"

     means the period commencing on the Unconditional Date and ending on the date which is 90 days after the Unconditional Date.

     "Code"

     means the City Code on Takeovers and Mergers.

     "Major Breach"

     means a breach of:

     (a)  Clause 19.4 (Pari passu);

     (b)  Clause 19.5 (Negative pledge);

     (c)  Clause 19.6 (Transactions similar to security);

     (d)  Clause 19.7 (Disposals); or

     (e)  Clause 19.9 (Mergers).

     "Major Default"

     means any of the following Events of Default:

     (a)  Clause 20.2 (Non-payment);

     (b) Clause 20.3 (Breach of other obligations) but only insofar as it relates to a Major Breach;

     (c) Clause 20.4 (Misrepresentation) but only insofar as it relates to a Major Representation;

     (d) Clauses 20.6 (Insolvency) and 20.7 (Insolvency proceedings) but only as it relates to an Obligor;

     (e)  Clause 20.10 (Effectiveness of Finance Documents); or

     (f)  Clause 20.11 (a) (Ownership of the Obligors).

     "Major Representation"

     means any of the following representations contained in this
     Agreement:

     (a)  17.2(a) (Status);

     (b)  17.3 (Powers and authority);

     (c)  17.4 (Legal validity); or

     (d)  17.5 (Non conflict).

     "Market Purchases"

     any on-market or off-market purchases of the Shares outside the Offer.

     "Offer Loan"

     means any Loan the direct or indirect purpose of which is to finance the acquisition of Shares under the Offer, including under the procedures in Sections 428-430 of the Companies Act 1985.

     "Panel"

     means the Panel on Takeovers and Mergers.

     "Section 429 Notice"

     means a notice under Section 429(2) of the Companies Act 1985 to a shareholder of the Target who has not accepted the Offer compulsorily acquiring the Shares of that shareholder.

4.2  Press Releases

     Unless required by the Code or any law or regulation, the Company must not make any statement or announcement (other than the Press Release) containing any information or statement concerning the Finance Documents or the Finance Parties without the prior approval of the Arrangers. The approval of the Arrangers must not be unreasonably withheld or delayed.

4.3  Certain Funds

(a) Notwithstanding any term of this Agreement, during the Certain Funds Period no Lender is entitled to:

     (i)    refuse to participate in any Offer Loan;

     (ii)   cancel a Commitment;

     (iii) exercise any right of rescission, set off or similar right or remedy which it may have in relation to any Offer Loan; or

     (iv)   accelerate repayment of any Offer Loan,

     except as provided below in this Subclause.

(b)  Paragraph (a) does not apply if the entitlement arises because:

     (i) the Company has not delivered all of the documents required under this Clause or Part I of Schedule 2 (Conditions precedent documents);

     (ii) a Major Representation is not accurate in all material respects or will not be accurate in all material respects immediately after the Offer Loan is made;

     (iii) a Major Default is outstanding or will result from the making of the Offer Loan;

     (iv) it is unlawful for the Lender to perform any of its obligations under the Finance Documents; or

     (v) in the case of an Offer Loan to be made to a Borrower other than the Company, that Borrower is not, or would not be after the borrowing of that Loan, in compliance with its obligations under Clause 19.12 (Borrower financial condition).

(c) Nothing in this Subclause will affect the rights of any Finance Party in respect of any outstanding Default upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not.

4.4  Clean-up Period

     Notwithstanding any term of this Agreement, during the Clean-Up Period references to the Group or any member of the Group in the following Subclauses will not include any member of the Target Group:

     (a)  Clause 17.2(b) (Status);

     (b)  Clause 19.2 (Authorisations);

     (c)  Clause 19.3 (Compliance with laws);

     (d)  Clause 19.5 (Negative pledge);

     (e)  Clause 19.6 (Transactions similar to security);

     (f)  Clause 19.7 (Disposals);

     (g)  Clause 19.11 (Environmental matters);

     (h)  Clause 19.12 (Insurance); and

     (i)  Clause 20.5 (Cross-acceleration).

4.5  Compliance

     Each Obligor must comply in all material respects with the Financial Services Act 1986, the Companies Act 1985 and all other laws and regulations material in the context of the Offer, including the Code and any relevant laws and regulations in France and U.S.A.

4.6  Information

     The Company must promptly supply to the Facility Agent:

     (a) copies of all documents, notices or announcements publicly issued by it in relation to the Offer; and

     (b) any other information regarding the Offer, including as to level of acceptances, as the Facility Agent may reasonably request,

     in each case to the extent permitted by law and by the Panel.

4.7  Section 429 Notices

     The Company must give Section 429 Notices promptly upon the conditions contained in the Companies Act 1985 for the giving of those notices being satisfied.

4.8  Level of acceptances

     The Company must not declare the Offer unconditional in any respect unless it would result in the Company owning beneficially more than fifty per cent. of the issued voting share capital of the Target.

4.9  Offer Indemnity

(a) The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of any litigation proceeding, arising, pending or threatened against that Finance Party in connection with or arising out of any Finance Document or the Offer (whether or not made), unless it is caused by the gross negligence or wilful misconduct of that Finance Party.

(b) Each Finance Party must notify the Company of any claim or potential claim under this Clause promptly upon becoming aware of it. A Finance Party will not settle any claim, without prior consultation with the Company and, to the extent it does not prejudice that Finance Party, taking into account the Company's interests.

5.   CONDITIONS PRECEDENT

5.1  Conditions precedent documents

     No Loan may be made until the Facility Agent has notified the Company and the Lenders that it has received:

     (a) all of the documents and evidence set out in Part I of Schedule 2 (Conditions precedent documents); and

     (b) in the case of Loans to SISA only, a resolution of the shareholders of SISA ratifying execution of this Agreement by SISA,

     each of which, unless marked to the contrary in that Schedule, must be in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must give this notification as soon as reasonably practicable.

5.2  Further conditions precedent

     The obligations of each Lender to participate in any Loan and the exercise of the Term-out Option are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan or on the Term-out Date:

     (a)  the Repeating Representations are accurate in all material respects;
          and

     (b) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

5.3  Maximum number

     Unless the Facility Agent agrees, a Loan may not be made if, as a result, there would be more than 15 Loans outstanding.

6.   UTILISATION

6.1  Giving of Requests

(a) A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)  Each Request is irrevocable.

6.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:

     (a)  it identifies the Borrower;

     (b) the Utilisation Date is a Business Day falling within the Availability Period; and

     (c)  the proposed currency, amount and Term comply with this Agreement.

     Only one Loan may be requested in a Request.

6.3  Amount of Loan

(a) Except as provided below, the amount of the Loan must be a minimum of US$5,000,000, (Pounds)3,000,000 or (Euro)5,000,000 or its equivalent in accordance with Clause 7 (Optional Currencies) and an integral multiple of 1,000,000 units of that currency.

(b) The amount of the Loan may also be the balance of the relevant undrawn Total Commitments or the relevant Borrower Sub-limit or such other amount as the Facility Agent or the Lenders may agree.

(c) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

6.4  Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)  No Lender is obliged to participate in a Loan if as a result:

     (i)    its share in the Loans would exceed its Commitment;

     (ii)   the Loans would exceed the Total Commitments; or

     (iii) the aggregate Loans outstanding to the relevant Borrower would exceed any Borrower Sub-limit for that Borrower.

(c) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

6.5  Term-out Option

(a) The Company may by notice to the Facility Agent at any time before the date falling 30 days before the Initial Final Maturity Date opt to convert the Revolving Credit Facility into a term loan facility. The giving of this notice constitutes the exercise of the Term-out Option by the Company.

(b)  With effect from the Term-out Date:

     (i) Loans may continue to be borrowed under the Revolving Credit Facility for the remainder of the Availability Period;

     (ii)   any Loan borrowed after that date will be a Term Loan;

     (iii) the first Term for any such Loan may overrun the Initial Final Maturity Date;

     (iv) any Revolving Credit Loan outstanding on the date of the exercise of the Term-out Option must be repaid on its Maturity Date but may be re-borrowed, subject to the terms of this Agreement, as a Term Loan; and

     (v) the unutilised amount of the Total Commitments will be automatically cancelled at close of business on the Initial Final Maturity Date.

(c) The Company must pay to the Facility Agent for the Lenders on the Term-out Date a fee equal to 0.05 per cent. flat of the Total Commitments on that date.

7.   OPTIONAL CURRENCIES

7.1  General

     In this Clause:

     "Agent's Spot Rate of Exchange"

     means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. on a particular day.

     "US Dollar Amount"

     of a Loan or part of a Loan means:

     (a)  if the Loan is denominated in US Dollars, its amount;

     (b) if the Loan is a Term Loan denominated in an Optional Currency, its Original US Dollar Amount; or

     (c) in the case of any other Loan, if the Loan is denominated in an Optional Currency for a Term, its equivalent in US Dollars calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

     "Optional Currency"

     means any currency (other than US Dollars) in which a Loan may be denominated under this Agreement.

     "Original US Dollar Amount"

     means, for a Term Loan denominated in an Optional Currency, the equivalent in US Dollars if it had first been drawn down and had remained denominated in US Dollars, adjusted to reflect any repayment, prepayment, consolidation or splitting of that Term Loan.

7.2  Selection

(a)  A Borrower must select the currency of a Loan in its Request.

(b) (i) The amount of a Revolving Credit Loan requested must be a minimum amount of the equivalent of US$5,000,000, (Pounds)3,000,000 or e5,000,000 and an integral multiple of 1,000,000 units of that currency.

     (ii) The amount of a Term Loan requested must be a minimum Original US Dollar Amount of US$5,000,000, (Pounds)3,000,000 or e5,000,000 and an
          integral multiple of an Original US Dollar Amount of US$1,000,000. The amount of a Term Loan in an Optional Currency will be calculated by reference to its Original US Dollar Amount.

(c) Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than 4 currencies.

7.3  Conditions relating to Optional Currencies

     A Loan may be denominated in an Optional Currency for a Term if that Optional Currency is euros, Sterling or is any other currency which is readily available in the amount required and freely convertible into US Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term.

7.4  Revocation of currency

(a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

     (i) the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

     (ii) participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

     the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)  In this event:

     (i)  that Lender must participate in the Loan in US Dollars; and

     (ii) the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in US Dollars during that Term.

(c) Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d) A Revolving Credit Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Revolving Credit Loan by reason only of the operation of this Subclause.

7.5  Optional Currency equivalents

(a) The equivalent in US Dollars of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

     (i)    whether any limit under this Agreement has been exceeded;

     (ii)   the amount of a Loan;

     (iii)  the share of a Lender in a Loan;

     (iv)   the amount of any repayment of a Loan; or

     (v)    the undrawn amount of a Lender's Commitment,

     is its US Dollar Amount.

(b) The rate of exchange to be used for calculating the amount in US Dollars of any repayment or prepayment of a Term Loan in an Optional Currency is that last used for determining the amount of the Term Loan in that Optional Currency.

7.6  Term Loans - change of currency

(a) A Term Loan will remain denominated in the same currency through successive Terms, unless the currency is changed under paragraph (c) below.

(b) A Borrower may change the currency of a Term Loan denominated in Dollars or an Optional Currency to Dollars or a different Optional Currency with effect from the start of a Term by giving notice to the Facility Agent by
     9.00 a.m. three Business Days before the first day of that Term. The Term Loan will remain denominated in that currency until it is changed again under this Subclause.

(c) If a Term Loan is to be denominated in different currencies during successive Terms:

     (i) a Borrower must repay that Term Loan on the last day of its current Term in the currency in which it is then denominated (the "old currency"); and

     (ii) the Lenders must, subject to the terms of this Agreement, re-advance the Term Loan in the currency in which the relevant Borrower requires the Term Loan to be denominated for the next Term (the "new currency").


     The amount of the Loan in the new currency will be calculated by reference to its Original US Dollar Amount.

(d) Alternatively, if the Facility Agent and the relevant Borrower agree, the Facility Agent may apply the amount (or so much of that amount as is necessary) of the Term Loan in the new currency to purchase an amount of the old currency sufficient to discharge the obligation of the relevant Borrower to repay the Term Loan in the old currency.

(e) The Facility Agent must apply any amount of the old currency purchased under paragraph (d) above towards repaying the Term Loan in the old currency. The Facility Agent will promptly notify the relevant Borrower if there is a shortfall. In this event, the relevant Borrower must pay to the Facility Agent on the date the Term Loan is due to be repaid in the old currency an amount in the old currency equal to the shortfall.

(f) If the day on which the old currency is due to be repaid is not also a Business Day for the new currency:

     (i)    the Facility Agent must notify the Company and the Lenders promptly;

     (ii) the Term Loan will remain in the old currency until the next day which is a Business Day for both the old and the new currencies; and

     (iii) during this period, the Term Loan will have Terms running from one Business Day to the next Business Day.

(g) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of any foreign exchange contract entered into for the purpose of this Clause.

7.7  Term Loans - continuing in same Optional Currency

(a) If a Term Loan is to be denominated in the same Optional Currency during two successive Terms, the Facility Agent must calculate the amount of the Term Loan in the Optional Currency for the second of those Terms.

(b) The amount of the Term Loan in the Optional Currency for the second Term will be the amount determined by notionally converting into that Optional Currency the Original US Dollar Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

(c) If the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the current Term, the relevant Borrower must pay on the last day of the current Term an amount equal to the difference.

(d) If the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the current Term, each Lender must on the last day of the current Term pay its Pro Rata Share of the difference.

(e) If the calculation made by the Facility Agent under paragraph (a) above shows that the amount of the Term Loan in the Optional Currency has increased or decreased by less than five per cent., no payment is required under paragraph (c) or (d) above.

7.8  Notification

     The Facility Agent must notify the Lenders and the Company of the relevant US Dollar Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

8.   REPAYMENT

8.1  Repayment of Term Loans

     Each Borrower must repay the Term Loans made to it in full on the Final Maturity Date.

8.2  Repayment of Revolving Credit Loans

(a) Each Borrower must repay each Revolving Credit Loan made to it in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

9.   PREPAYMENT AND CANCELLATION

9.1  Mandatory Prepayment - illegality

(a) A Lender must notify the Company through the Facility Agent promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)  After notification under paragraph (a) above:

     (i) each Borrower must prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

     (ii) the Commitments of that Lender will be immediately cancelled.

(c)  The date for prepayment of a Lender's share in a Loan will be:

     (i) no later than the fifth Business Day following receipt by the Company of notice from the Lender under paragraph (a) above; or

     (ii) if later, the latest date allowed by the relevant law.

9.2  Mandatory prepayment - capital market issues

(a) Each Obligor must apply the net proceeds of any capital market issue of securities made by it or on its behalf after the date of this Agreement towards prepayment of the Loans.

(b) Any prepayment under paragraph (a) will be made on the last day(s) of the then current Terms of the Loans.

(c) The amount of the Total Commitments will be reduced by an amount equal to the prepayment.

9.3  Mandatory prepayment and cancellation in relation to a single borrower.

     If it becomes unlawful for a Borrower to perform its obligations under Clause 13.2 (Tax gross-up) or under an equivalent provision of any Finance Document (the "Relevant Obligations"):
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                                      30

     (a) the Company must notify the Facility Agent promptly upon becoming aware of that event;

     (b)   the Facility Agent must promptly notify the Lenders;

     (c) the relevant Borrower must repay the Loans made to it, together with all accrued interest on those Loans and all other amounts payable by that Borrower under the Finance Documents on the earlier of:

           (i) the last day of the then current Term of each Loan made to that Borrower; and

           (ii) the last day of any applicable grace period permitted by law;
           and

     (d) for so long as it remains unlawful for that Borrower to perform the Relevant Obligations, the relevant Borrower will not be entitled to borrow any further Loans.

9.4  Voluntary prepayment

(a) Subject to paragraph (b) below, any Obligor may, by giving not less than 5 Business Days' prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b) A prepayment of part of a Loan must be in a minimum amount of US$5,000,000, (Pounds)3,000,000 or (Euro)5,000,000 (or its equivalent in other currencies) and an integral multiple of US$1,000,000, (Pounds)1,000,000 or (Euro)1,000,000 (or its equivalent in other currencies).

9.5  Automatic cancellation

     The undrawn Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

9.6  Voluntary cancellation

(a) The Company may, by giving not less than 2 Business Days' prior notice to the Facility Agent, cancel without penalty the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum of US$5,000,000 (or its equivalent in other currencies) and an integral multiple of US$1,000,000 (or its equivalent in other currencies).

(c) Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

9.7  Involuntary prepayment and cancellation

(a) If an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)  After notification under paragraph (a) above:

     (i) each Borrower must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

     (ii)   the Commitments of that Lender will be immediately cancelled.

(c) The date for prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

9.8  Partial prepayment of Term Loans

     No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

9.9  Re-borrowing of Revolving Credit Loans

     Any voluntary prepayment of a Revolving Credit Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Credit Loan may not be re-borrowed.

9.10 Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

10.  INTEREST

10.1 Calculation of interest

     The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

     (a)  Margin;

     (b)  IBOR; and

     (c)  Mandatory Cost.

10.2 Payment of interest

     Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

10.3 Interest on overdue amounts

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

     (i)   select successive Terms of any duration of up to three months; and

     (ii)  determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

     (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

     (ii) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

     After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

10.4 Notification of rates of interest

     The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.5 Effective Global Rate (Taux Effectif Global)

(a) For the purposes of Articles L.313-1, L313-2, R313-1 and R313-2 of the Code de la Consommation, each Party acknowledges that, by virtue of certain characteristics of this Agreement the taux effectif global cannot be calculated exactly on the date of this Agreement. However, each Original Borrower incorporated in France acknowledges that it has received from the Facility Agent a letter containing an indicative calculation of the taux effectif global substantially in the form of Schedule 9 based on examples calculated on assumptions as to the taux de periode and duree de periode set out in that letter.

(b) Each Party acknowledges that the letter referred to in paragraph (a) forms part of this Agreement.

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                                      33

11.  TERMS

11.1 Selection - Term Loans

(a)  Each Term Loan has successive Terms.

(b) A Borrower must select the first Term for a Term Loan in the Request for that Loan, and must select each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. on the Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If a Borrower fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

11.2 Selection - Revolving Credit Loans

(a)  Each Revolving Credit Loan has one Term only.

(b) A Borrower must select the Term for a Revolving Credit Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

11.3 Syndication

     Until the earlier of:

     (a)  completion of Syndication; and

     (b)  the date falling 120 days after the date of this Agreement,

     each Term must be a period of one month or any other period agreed by the Facility Agent.

11.4 No overrunning the Final Maturity Date

     If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

11.5 Other adjustments

     The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

11.6 Notification

     The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

12.  MARKET DISRUPTION

12.1 Failure of a Reference Bank to supply a rate

     If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

12.2 Market disruption

(a) In this Clause, each of the following events is a "market disruption event":

     (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

     (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

     (i)    Margin;

     (ii) rate notified to the Facility Agent by that Lender as soon as practicable to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

     (iii)  Mandatory Cost.

12.3 Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

13.  TAXES

13.1 General

     In this Clause:

     "French Lender"

     means a Lender which, at the date it becomes a Party, is able to fulfil the conditions imposed by French law for any sum payable by an Obligor which is resident in France to the Facility Agent for the account of the Facility Office of that Lender not to be subject to any withholding or deduction for any Tax.

     "French Qualifying Lender"

     means a Lender which is:

     (a)  a French Lender; or

     (b) a French Treaty Lender and, prior to the date on which that Lender became a Party, the Company consented to that Lender becoming a Party.

     The Company may withhold its consent to a French Treaty Lender becoming a Party for any reason.

     "French Treaty Lender"

     means a Lender which is, on the date a payment of interest becomes due under this Agreement:

     (a) resident (as defined in the appropriate double taxation agreement) in a country with which France has a double taxation agreement giving residents of that country exemption from French taxation on interest; and

     (b) does not carry on business in France through a permanent establishment.

     "Qualifying Lender"

     means a Lender which is both a French Qualifying Lender and a U.K. Qualifying Lender.

     "Tax Credit"

     means a credit against any Tax or any relief or remission for Tax (or its repayment).

     "Treaty Lender"

     means a French Treaty Lender or a U.K. Treaty Lender.

     "U.K. Lender"

     means a Lender which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act) at the time the Loan was made.

     "UK Qualifying Lender "

     means a Lender which is:

     (a)  a U.K. Lender; or

     (b) a U.K. Treaty Lender and prior to the date on which that Lender became a Party, the Company consented to that Lender becoming a Party.

     The Company may withhold its consent to a U.K. Treaty Lender becoming a Party for any reason.

     "U.K. Treaty Lender"

     means a Lender which is, on the date a payment of interest falls due under this Agreement:

     (a) resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement giving residents of that country exemption from U.K. taxation on interest; and

     (b) does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected.

13.2 Tax gross-up

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)  If:

     (i)  a Lender is not, or ceases to be, a Qualifying Lender; or

     (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

     it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been made.

(d) (i) Except as provided below, an Obligor resident for tax purposes in the U.K. or France is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a UK Qualifying Lender or a French Qualifying Lender, as applicable, in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender or a French Qualifying Lender, as applicable.

     (ii) Sub-paragraph (i) above will not apply if the Lender was a Qualifying Lender but has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(e) An Obligor resident for tax purposes in the U.K. or France is not required to make an increased payment to a Lender under paragraph (c) above if that Lender is, respectively, a U.K. Treaty Lender or a French Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(f) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h) Each Treaty Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3 Tax indemnity

(a) Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)  Paragraph (a) above does not apply to any Tax:

     (i) assessed on a Finance Party under the laws of the jurisdiction in which:

           (A) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

           (B) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party or by such Facility Office. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose; or

     (ii) compensated for under Clause 13.2 (Tax gross-up), or which would have been compensated for but for an exception to that Clause.

(c) A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

13.4 Collecting Agent

(a) Unless a Lender notifies the Facility Agent to the contrary, each Lender confirms to the Facility Agent on the date that it becomes a Lender that it is beneficially entitled to its share in each Loan and its accrued interest and is either:

     (i)   not resident for tax purposes in the U.K.; or

     (ii) a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

     Each Lender must promptly notify the Facility Agent if there is any change in its position from that set out in sub-paragraph (i) or (ii) above.

(b) An Obligor is not required to make a Tax Payment to that Lender as a result of:

     (i) that Lender not giving the confirmation referred to in paragraph (a) above; or

     (ii) the confirmation of that Lender being incorrect at the time it is given,

     unless this is caused by any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

13.5 Tax Credit

     If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

     (a)   a Tax Credit is attributable to that Tax Payment; and

     (b)   it has used that Tax Credit,

     the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

13.6 Stamp taxes

     The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

13.7 Value added taxes

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any Tax (including value added tax) which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party is entitled to repayment or a credit in respect of the relevant Tax.

14.  INCREASED COSTS

14.1 Increased Costs

     Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

     (a) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

     (b)     compliance with any law or regulation,

     made after the date of this Agreement.

14.2 Exceptions

     The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

     (a) compensated for under another Clause or would have been but for an exception to that Clause;

     (b) attributable to a law or regulation with which it was required to comply before the date of this Agreement;

     (c) a tax on the overall net income of a Finance Party or any of its Affiliates or of any permanent establishment;

     (d) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

     (e) attributable to the period (if any) of six months after the relevant Finance Party is or ought to have been aware of that Increased Cost but before the date the Company received notice of that Increased Cost.

14.3 Claims

     A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly and in reasonable detail of the circumstances giving rise to, and the amount of, the claim.

15.  MITIGATION

15.1 Mitigation

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

     (i)      any Tax Payment or Increased Cost being payable to that Finance
              Party; or

     (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

     including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) No Finance Party is obliged to take any step under paragraph (a) above unless it is indemnified by the Company for all costs and expenses reasonably incurred by it in taking that step.

(c) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.2 Conduct of business by a Finance Party

     No term of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

16.  PAYMENTS

16.1 Place

     Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

     (a) in the principal financial centre of the country of the relevant currency; or

     (b) in the case of euro, in the principal financial centre of a Participating Member State or London,

     as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

16.2 Funds

     Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

16.3 Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

     (i) in the principal financial centre of the country of the relevant currency; or

     (ii) in the case of euro, in the principal financial centre of a Participating Member State or London,

     as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

16.4 Payments to and from SISA

     (a) All payments in euros from the Facility Agent to SISA will be made available by the Facility Agent to SISA by payment to the account of SISA in London notified to the Facility Agent by not less than 5 Business Days' notice; and

     (b) all payments in euros from SISA to the Facility Agent must be made by SISA from an account of SISA in London to the account of the Facility Agent notified to SISA by the Facility Agent in accordance with Clause 16.1 (Place).

16.5 Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in US Dollars.

16.6 No set-off or counterclaim

     All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

16.7 Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

16.8 Partial payments

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

     (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

     (ii) secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

     (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

     (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)  This Subclause will override any appropriation made by an Obligor.

16.9 Timing of payments

     If a Finance Document does not provide for when a particular payment is due, that payment will be due within five Business Days of demand by the relevant Finance Party.

17.  REPRESENTATIONS

17.1 Representations

     The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

17.2 Status

(a) It is a limited liability company or, in the case of Schlumberger Investments until it notifies the Facility Agent otherwise, an unlimited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4 Legal validity

     Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

     (a)       any law or regulation applicable to it;

     (b)       its constitutional documents; or

     (c) any document which is binding upon it or any of its Material Subsidiaries or any of its or its Material Subsidiaries' assets and, in the case of a Material Subsidiary, in a manner which is reasonably likely to have a Material Adverse Effect or result in liability for any Lender.

17.6 No default

(a) No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

(b) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Material Subsidiaries to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

17.7 Authorisations

     All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been (or, in the case of the Offer, will be) obtained or effected (as appropriate) and are in full force and effect.

17.8   Financial statements

       Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

       (a) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

       (b) fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

       except, in each case, as disclosed to the contrary in those financial statements.

17.9   No material adverse change

(a) In the case of the Company as at the date of this Agreement, there has been no material adverse change in its financial condition since 31 December, 2000; and

(b) in the case of SISA and Schlumberger Public Limited Company as at the date of this Agreement, there has been no material adverse change in its financial condition since 31 December 1999 which has had, or is reasonably likely to have, a Material Adverse Effect.

17.10  Litigation

       As at the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11  ERISA

       Each member of the ERISA Group:

       (a) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan; and

       (b) is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan,

       except to an extent which is not reasonably likely to have a Material Adverse Effect.

17.12  Environmental Compliance

       As at the date of this Agreement:

       (a)       it and each of its Material Subsidiaries:

                 (i) has obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted;

                 (ii) has at all times complied with the terms and conditions of such Environmental Licences; and

                 (iii) has at all times complied with all other applicable Environmental Law, the failure to obtain or comply with which, in each case, is reasonably likely to have a Material Adverse Effect;

       (b) there is no Environmental Claim pending or, to its knowledge, threatened against it or any of its Material Subsidiaries which, if adversely determined, is reasonably likely to have a Material Adverse Effect; and

       (c) so far as it is aware, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by it or any of its Material Subsidiaries and including any off-site waste management or disposal location utilised by it or any of its Material Subsidiaries) in such manner or circumstances as are reasonably likely to have a Material Adverse Effect.

17.13  Schlumberger Investments

       In the case of the Company and Schlumberger Investments only, as at the date of this Agreement:

       (a) except as may arise under the Finance Documents and in connection with the Offer, Schlumberger Investments has not traded and does not have any material liabilities or commitments (actual or contingent, present or future); and

       (b) as at the date of the posting of the Offer, the Company is the direct or indirect owner of all the shares in Schlumberger Investments.

17.14  Margin Stock

       No part of any Loan has been or will be used, directly or indirectly, to purchase or carry (within the meaning of Regulation U) any ADRs or any other United States Securities (as defined in Regulation X) or to extend credit to others for the purpose of purchasing or carrying ADRs or any United States Securities (as defined in Regulation X).

17.15  Times for making representations

(a) Unless a representation is expressed to be given at a later date, the representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by:

       (i) each Additional Borrower and the Company on the date that Additional Borrower becomes an Obligor; and

       (ii) each Obligor on the date of each Request and the first day of each Term.

(c) When the representation in Clause 17.6(a) (No default) is repeated on a Request for a Rollover Loan or a Term Loan and the first day of each Term for that Rollover Loan or Term Loan, the reference to Default will be construed as a reference to an Event of Default only.

(d) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.  INFORMATION COVENANTS

18.1 Financial statements

(a) The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

     (i) its audited consolidated financial statements for each of its financial years; and

     (ii) the audited financial statements of each Obligor for each of its financial years; and

     (iii) its interim financial statements for each of its financial quarters; and

     (iv) together with the financial statements to be provided under sub-paragraph (iii) above, a certificate signed by an authorised signatory of the Company, setting out details of the Financial Indebtedness, Shareholders' Funds and Subordinated Debt of each Borrower (other than the Company) as at the date to which those financial statements were made up.

(b) All financial statements must be supplied as soon as they are available and:

     (i) in the case of the Company's audited consolidated financial statements, within 90 days;

     (ii) in the case of each Obligor's audited financial statements, within 240 days; and

     (iii) in the case of the Company's interim financial statements, within 60 days,

     of the end of the relevant financial period.

18.2 Compliance Certificate

(a)  A "Compliance Certificate" is a certificate substantially in the form of
     Schedule 6 (Form of Compliance Certificate).

(b) The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under Clause 18.1(a)(i) (Financial statements) of this Agreement.

(c) A Compliance Certificate must be signed by an authorised signatory of the Company.

18.3 Form of financial statements

(a) The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b) The Company must notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared and which are not disclosed in the notes to those financial statements.

18.4 Information - miscellaneous

     The Company must supply to the Facility Agent:

     (a) copies of all documents despatched by the Company to its shareholders (or any class of them) or an Obligor to its creditors (or any class of them) generally at the same time as they are despatched;

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect;

     (c) promptly on request, a list of the then current Material Subsidiaries; and

     (d) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

18.5 Notification of Default

(a) Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.  GENERAL COVENANTS

19.1 General

     Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any other member of the Group, each Obligor must ensure that each of its Subsidiaries to which the covenant applies performs that covenant.

19.2 Authorisations

     Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.3 Compliance with laws

     Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

19.4 Pari passu ranking

     Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.5 Negative pledge

(a) No Obligor nor any of the Material Subsidiaries may create or permit to subsist any Security Interest on any of its assets.

(b)  Paragraph (a) does not apply to:

     (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

     (ii) any Security Interest over the assets of any company which becomes a Material Subsidiary of an Obligor after the date of this Agreement, provided that:

               (A) the Security Interest is in existence prior to the date that it becomes a Material Subsidiary and is created otherwise than in contemplation of becoming a Material Subsidiary;

               (B) the principal amount secured thereby immediately prior to it becoming a Material Subsidiary of the relevant Borrower is not thereafter increased or its maturity extended; and

               (C) the relevant Obligor uses all reasonable endeavours to discharge or procure the discharge of that Security Interest as soon as reasonably practicable after the company is acquired;

     (iii) any Security Interest over any assets (or documents of title thereto) which are acquired by an Obligor or any Material Subsidiary of an Obligor subject to that Security Interest, provided that:

               (A) the Security Interest is in existence prior to the date of the acquisition and is created otherwise than in contemplation of the acquisition;

               (B) the principal amount secured thereby immediately prior to that asset being acquired does not exceed either its then resale value or its original cost, and is not thereafter increased or its maturity extended; and

               (C) the relevant Obligor uses all reasonable endeavours to discharge or procure the discharge of that Security Interest as soon as reasonably practicable after the acquisition;

     (iv) any Security Interest created to secure any excise or import taxes or duties owed to, or industrial grants made by, any state or state agency or authority;

     (v) Security Interests arising out of rights of consolidation, combination, netting or set-off over any current and/or deposit accounts with a bank or financial institution, where it is necessary to agree to those rights in connection with a treasury management arrangement operated by an Obligor and/or its Material Subsidiaries in the ordinary course of its business or risk management;

          (vi) any Security Interest resulting from retention of title or conditional sale arrangements which are contained in the normal terms of supply of a supplier of goods to an Obligor or its Material Subsidiary, where the goods are acquired by such Obligor or Material Subsidiary in the ordinary course of business and the arrangements do not constitute Financial Indebtedness;

          (vii) any Security Interest arising in the ordinary course of business of an Obligor or its Material Subsidiary in relation to that Obligor's or Material Subsidiary's participation in or trading on or through a clearing system or investment, commodity or stock exchange, where, in each case, the Security Interest arises under the rules or normal procedures or legislation governing the clearing system or exchange and neither with the intention of creating security nor in connection with the borrowing or raising of money;

          (viii) any Security Interest arising out of or in connection with pre-judgment legal process or a judicial award relating to security for costs;

          (ix) any Security Interest created by a Material Subsidiary in favour of an Obligor; or

          (x) any other Security Interests provided that the aggregate amount secured by those Security Interests does not exceed US$20,000,000 (or its equivalent in any other currency) at any time.

19.6      Transactions similar to security

          No Obligor nor any of its Material Subsidiaries will:

          (a) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by an Obligor or a Material Subsidiary; or

          (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

          in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

19.7      Disposals

(a) No Obligor nor any its Material Subsidiaries will, either in a single transaction or in a series of transactions, whether related or not, and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets if that disposal has, or is reasonably likely to have, a Material Adverse Effect.

(b)       Nothing in paragraph (a) prohibits a Permitted Transaction.

19.8      Change of business

          The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group (taking into account for this purpose the Target Group) from that carried on at the date of this Agreement if that change is reasonably likely to have a Material Adverse Effect.

19.9      Mergers

          No Obligor may enter into any amalgamation, demerger, merger or reconstruction if that transaction is reasonably likely to have a Material Adverse Effect.

19.10     Environmental matters

(a) Each Obligor and each Material Subsidiary must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Licences applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

(b) Each Obligor must promptly upon becoming aware notify the Facility Agent of any Environmental Claim current, or to its knowledge, pending which, if substantiated, is reasonably likely either to have a Material Adverse Effect or result in any liability for a Finance Party.

19.11     Insurance

          Each Obligor and each Material Subsidiary must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

19.12     Borrower financial condition

          (a) (i) Each Borrower (other than the Company) must ensure that the aggregate amount of its Shareholders' Funds and Subordinated Debt at any time is equal to or greater than the aggregate principal amount outstanding of its Financial Indebtedness at that time.

               (ii) For this purpose, Financial Indebtedness excludes
                    Subordinated Debt and trade debt and includes intra-Group Financial Indebtedness which is not Subordinated Debt and any Loans borrowed by the relevant Borrower.

          (b) In order for Subordinated Debt to be included for the purposes of calculating a Borrower's Subordinated Debt under paragraph (a)(i) above the relevant Borrower must supply to the Facility Agent, in form and substance satisfactory to it (acting reasonably):

               (i) a duly executed Subordination Agreement in respect of that Subordinated Debt;

               (ii) in the case of a Subordination Agreement to which a company incorporated in any of the U.K., France, the Netherlands Antilles or Bermuda is a party:

                    (A) if not already covered by the corresponding documents referred to in Part I of Schedule 2, a certified copy of a resolution of the board of directors of that company approving the terms, and authorising the execution of, that Subordination Agreement;

                    (B) if different from the corresponding documents referred to in Part I of Schedule 2, a certified copy of the constitutional documents and certificate of incorporation of that company;

                    (C) a legal opinion of Allen & Overy, London addressed to the Finance Parties; and

                    (D) other than in the case of the U.K., a legal opinion from legal advisers in that jurisdiction, acceptable to the Facility Agent (acting reasonably), addressed to the Finance Parties; and

              (iii) in the case of a Subordination Agreement to which a company incorporated in a jurisdiction other than the UK, the Netherlands Antilles, France or Bermuda is a party, any authorisation or document, opinion or assurance which the Facility Agent (acting reasonably) has notified the relevant Borrower is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Subordination Agreement or the validity or enforceability of the Subordination Agreement.

          (c) Each relevant Borrower must conduct its affairs in a manner which will enable it to meet all its obligations under the Finance Documents as and when they fall due.

20.       DEFAULT

20.1      Events of Default

(a)       Each of the events set out in this Clause is an Event of Default.

(b) In this Clause, "Material group member" means an Obligor or a Material Subsidiary.

20.2      Non-payment

          An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

          (a) is caused by technical or administrative error; and

          (b) is remedied within three Business Days of the due date.

20.3      Breach of other obligations

(a) An Obligor does not comply with any term of Clause 19.7 (Disposals) or Clause 19.9 (Mergers); or

(b) an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

          (i) is capable of remedy; and

          (ii) is remedied within 21 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

20.4      Misrepresentation

          A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated.

20.5      Cross-acceleration

(a)       Any of the following occurs in respect of a Material Group Member:

          (i) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

          (ii) any of its Financial Indebtedness:

               (A)  becomes prematurely due and payable; or

               (B)  is placed on demand,

          in each case, as a result of an event of default (howsoever described) unless the aggregate amount of Financial Indebtedness falling within paragraphs (i) and (ii) above is less than:

               (I) in the case of the Company and each directly owned Material Subsidiary of the Company other than another Obligor, US$50,000,000; and

               (II) in the case of any other Obligor or any Material Subsidiary of any other Obligor, US$10,000,000,

          or its equivalent in any other currency.

(b) For the purposes of paragraph (a) above, "Financial Indebtedness" also includes the following:

          (i) any derivative transaction protecting against or benefiting from fluctuations in any rate or price; and

          (ii) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution.

20.6      Insolvency

          Any of the following occurs in respect of a Material Group Member:

          (a) it is, or is deemed by a court of competent jurisdiction to be, unable to pay its debts as they fall due or insolvent;

          (b)  it ad mits its inability to pay its debts as they fall due;

          (c) it suspends making payments on any of its debts or announces an intention to do so;

     (d) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

     (e)    a moratorium is declared in respect of any of its indebtedness.

20.7 Insolvency proceedings

(a) Except as provided below, any of the following occurs in respect of a Material Group Member:

     (i) any step is taken by it with a view to a composition, assignment or similar arrangement with any of its creditors;

     (ii) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

     (iii) any person presents a petition for its winding-up, administration or dissolution;

     (iv)   an order for its winding-up, administration or dissolution is made;

     (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of:

            (A)  it; or

            (B) any of its assets (if those assets have an aggregate value of US$10,000,000, or its equivalent in any other currency or more);

     (vi) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

     (vii) in the case of a Material Group Member incorporated in France, a mandataire ad hoc or a conciliateur is appointed and that appointment is, in the reasonable opinion of the Majority Lenders, likely to have a Material Adverse Effect; or

     (viii) any other analogous step or procedure is taken in any jurisdiction.

(b)  Paragraph (a) does not apply to:

     (i)    any step or procedure which is part of a Permitted Transaction; or

     (ii) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 21 days.

20.8 Creditors' process

     Any attachment, sequestration, distress, execution or analogous event affects asset(s) (with an aggregate value of US$10,000,000 (or its equivalent in any other currency) or more) of a Material Group Member, and is not discharged within 21 days.

20.9  Cessation of business

          A Material Group Member ceases, or announces an intention to cease, to carry on all, or substantially all, of its business, except:

          (a)  as part of a Permitted Transaction; or

          (b)  as a result of any disposal allowed under this Agreement.

20.10 Effectiveness of Finance Documents

(a) It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

(b) Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

(c) An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.11 Ownership of the Obligors

(a) An Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company.

(b) Any person, or group of persons acting in concert, directly or indirectly acquires, or becomes entitled to, or to any beneficial entitlement in, 40 per cent. or more of the outstanding voting stock of the Company.

20.12 Expropriation

      Assets of any Material Group Member are expropriated to an extent which is reasonably likely to have a Material Adverse Effect.

20.13 Final judgment

(a) One or more final judgments for the payment of money in excess of US$50,000,000 (or its equivalent in any other currency) in aggregate is rendered against any Obligor or any Material Subsidiary; and

(b) the relevant company fails to discharge that judgment or provide for its discharge in accordance with its terms, or procure a stay of execution of that judgment, within 60 days after the date of entry of that judgment;

      however, any such judgment or order will not be (and will not constitute part of) an Event of Default if and for so long as:

     (i) the amount of the judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and

     (ii) the relevant insurer has been notified of, and has not disputed the claim made for payment of, the amount of that judgment or order.

20.14     ERISA

(a) Any member of the ERISA Group fails to pay within 60 days of the date when due an amount or amounts aggregating in excess of US$50,000,000 which it has become liable to pay under Title IV of ERISA; or

(b) notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of US$50,000,000 (collectively, a "Material Plan") is filed under Title IV of ERISA (other than in a standard termination under Section 4041(b) of ERISA) by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or

(c) the PBGC institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for the premiums under Section 4007 of ERISA) in respect of or to cause the trustee to be appointed to administer any Material Plan; or

(d)       a condition exists by reason of which the PBGC is entitled under
          Section 4042(a)(1) or (2) or ERISA to obtain a decree adjudicating that any Material Plan must be terminated; or

(e)       there occurs with respect to one or more Multiemployer Plans:

          (i)  a complete or partial withdrawal; or

          (ii) a default within the meaning of Section 4219(c)(5) of ERISA, which in the case of the event described in sub-paragraph (i) or
               (ii),

          that is reasonably expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$50,000,000.

20.15     Material adverse change

          Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, is reasonably likely to have a Material Adverse Effect.

20.16     Acceleration

          If an Event of Default is outstanding, the Facility Agent may, by notice to the Company:

          (a)  cancel the Total Commitments; and/or

          (b) declare that all or part of any amounts outstanding under the Finance Documents are:

               (i) immediately due and payable; and/or

               (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

          Any notice given under this Subclause will take effect in accordance with its terms.

21.  THE ADMINISTRATIVE PARTIES

21.1 Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)  Each Finance Party irrevocably authorises the Facility Agent to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

     (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2 Role of the Arrangers

     Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

21.3 No fiduciary duties

     Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4 Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)  Each Administrative Party may:

     (i) carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

     (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.


21.5 Reliance

     The Facility Agent may:

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

     (c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

     (d)  act under the Finance Documents through its personnel and agents.

21.6 Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

21.7 Responsibility

(a) No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

     (i)  any Finance Document or any other document; or

     (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

     (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

     (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

21.8 Exclusion of liability

(a) The Facility Agent is not liable to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

21.9      Default

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)       If the Facility Agent:

          (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

          (ii) is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

          it must promptly notify the Lenders.

21.10     Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)       Except as provided above, the Facility Agent has no duty:

          (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

          (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

21.11     Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

21.12  Compliance

       The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.13  Resignation of the Facility Agent

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

(b) Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

21.14  Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

21.15  Notice period

       Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.    EVIDENCE AND CALCULATIONS

22.1   Accounts

       Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2   Certificates and determinations

       Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3   Calculations

       Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

23.    FEES

23.1   Facility Agent's fee

       The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

23.2   Front-end fee

       The Company must pay to the Arrangers for their own account a front-end fee in the manner agreed in the Fee Letter between the Arrangers and the Company.

23.3   Commitment fee

(a)    The Company must pay a commitment fee computed at the rate of:

       (i) on that portion of the undrawn, uncancelled portion of the Total Commitments which may be drawn by each Borrower other than:

               (A)  the Company;

               (B) during the period ending on the date falling three months after the first Utilisation Date only, Schlumberger Investments,

               0.115 per cent. per annum; and

       (ii)    on the remainder of the undrawn, uncancelled Total Commitments,
               0.10 per cent. per annum.

(b) Accrued commitment fee is payable quarterly in arrear from the date of this Agreement. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

24.    INDEMNITIES AND BREAK COSTS

24.1   Currency indemnity

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

       (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

       (ii) that liability being converted into a claim, proof, judgment or order,

       in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2   Other indemnities

(a) The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

       (i)     the occurrence of any Event of Default;

       (ii) (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

       (iii) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

       The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan from such sources as it may reasonably select.

       (iv) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of acting or relying on any notice expressed to be sent by or on behalf of an Obligor which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

24.3   Break Costs

(a)    Each Borrower must pay to each Lender its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

       (i) the interest which that Lender would have received (excluding the applicable Margin for the period from the date of the prepayment until the last day of the relevant Term) for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the current Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

       exceeds

       (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt and ending on the last day of the relevant Term.

(c) Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

25.    EXPENSES

25.1   Initial costs

       The Company must pay to each Administrative Party the amount of all reasonable costs and expenses incurred by it in connection with the negotiation, syndication and execution of the Finance Documents in accordance with the arrangements agreed between the Company and the Arrangers prior to the date of this Agreement.

25.2   Subsequent costs

       The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

       (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

       (b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

25.3   Enforcement costs

       The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

26.    AMENDMENTS AND WAIVERS

26.1   Procedure

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

26.2   Exceptions

(a)    An amendment or waiver which relates to:

       (i)     the definition of "Majority Lenders" in Clause 1.1 (Definitions);

       (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

       (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

       (iv)    an increase in, or an extension of, a Commitment;

       (v) a term of a Finance Document which expressly requires the consent of each Lender;

       (vi) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

       (vii)   this Clause,

       may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

26.3   Change of currency

       If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

26.4   Waivers and remedies cumulative

       The rights of each Finance Party under the Finance Documents:

       (a)     may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)     may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any right is not a waiver of that right.

27.    CHANGES TO THE PARTIES

27.1   Assignments and transfers by Obligors

       No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2   Assignments and transfers by Lenders

(a) A Lender (the "Existing Lender") may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to another bank or financial institution (the "New Lender").

(b) The consent of the Company is required for any assignment or transfer unless the New Lender is both:

       (i)     another Lender or an Affiliate of a Lender; and

       (ii) is a Qualifying Lender but not a Treaty Lender (as defined in Clause 13.1 (General)).

       Unless the proposed New Lender is a Treaty Lender or is not a Qualifying Lender, the consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request, unless it is expressly refused by the Company within that time. Notice will not be effectively given to the Company under this paragraph (b) if the notice does not specify:

       (iii) the jurisdiction in which the proposed New Lender is tax resident and whether that proposed New Lender is a Treaty Lender; and

       (iv)    (A)  that Loans will be disbursed by the proposed New Lender from outside the U.S.A.;

               (B) that negotiations in respect of the Facility have taken place outside the U.S.A. and execution of the Transfer Certificate or other transfer document by the proposed New Lender will take place outside the U.S.A.; and

               (C) that Loans will be booked outside the U.S.A. by the proposed New Lender.

(c) The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

(d)    A transfer of obligations will be effective only if either:

       (i) the obligations are novated in accordance with the following provisions of this Clause; or

       (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the

               Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(e) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of e1,500.

(f) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(g) If any Lender assigns its rights under this Agreement, a written instrument by which those rights are assigned must be notified to any Borrower incorporated in France by bailiff ("huissier") in accordance with the provisions of Article 1690 of the French Civil Code at the cost of the relevant New Lender.

27.3   Procedure for transfer by way of novations

(a)    In this Subclause:

       "Transfer Date"

       means, for a Transfer Certificate, the later of:

       (i)     the proposed Transfer Date specified in that Transfer
               Certificate; and

       (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)    A novation is effected if:

       (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

       (ii)    the Facility Agent executes it.

       The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)    On the Transfer Date:

       (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

       (ii) the Existing Lender will be released from those obligations and cease to have those rights.

(e) For the avoidance of doubt, the Parties agree that any novation effected in accordance with this Clause shall constitute a novation ("novation") within the meaning of Article 1271 et seq. of the French Civil Code.

27.4   Limitation of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

       (i)     any Finance Document or any other document; or

       (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

       and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

       (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

       (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)    Nothing in any Finance Document requires an Existing Lender to:

       (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

       (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

27.5   Costs resulting from change of Lender or Facility Office

       If:

       (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

       (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

       then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstance giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

27.6   Additional Borrowers

(a) If the Company wishes one of its direct or indirect Subsidiaries to become an Additional Borrower, then it may (with the prior consent of all the Lenders) deliver to the Facility Agent the relevant documents and evidence listed in Part II of Schedule 2 (Conditions precedent documents).

(b) The relevant Subsidiary will become an Additional Borrower when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph
       (a) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(c) Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

27.7   Resignation of a Borrower (other than the Company)

(a)    In this Subclause, "Resignation Request" means a letter in the form of
       Part II of Schedule 7 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by giving to the Facility Agent a duly completed Resignation Request.

(c) The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

       (i) the Facility Agent is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

       (ii) no amount owed by that Borrower under this Agreement is still outstanding.

(d) The Borrower will cease to be a Borrower when the Facility Agent gives the notification referred to in paragraph (c) above.

27.8   Changes to the Reference Banks

       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.9   No obligations to be performed from the USA

       No Lender may perform its obligations under this Agreement through any office located in the U.S.A. Each Lender shall take all reasonable steps to ensure that any extension of credit to a Borrower under this Agreement is made and maintained at all times "outside the United States" as that phrase is used in Section 221.6 (c) of Regulation U of the Board of Governors of the United States Federal Reserve System.

28.    DISCLOSURE OF INFORMATION

(a)    (i)     On the Unconditional Date, this Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

       (ii) Prior to the Unconditional Date, each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents in accordance with the confidentiality undertaking signed by it before it became a Party.

(b) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

       (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

       (ii)    in connection with any legal or arbitration proceedings;

       (iii)   if required to do so under any law or regulation;

       (iv) to a governmental, banking, taxation or other regulatory authority;

       (v)     to its professional advisers;

       (vi)    to the extent allowed under paragraph (c) below; or

       (vii)   with the agreement of the relevant Obligor.

(c) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a "Participant"):

       (i)     a copy of any Finance Document; and

       (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

       However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (b) above.

29.    SET-OFF

       While an Event of Default is outstanding, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.    PRO RATA SHARING

30.1   Redistribution

       If any amount owing by an Obligor under this Agreement to a Lender (the "Recovering Lender") is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a "Recovery"), then:

       (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

       (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

       (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the "Redistribution").

30.2   Effect of redistribution

(a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)    If:

       (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

       (ii) the recovering Lender has paid a redistribution in relation to that recovery,

       each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

30.3   Exceptions

       Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

       (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

       (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

               (i) the recovering Lender notified the Facility Agent of those proceedings; and

               (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

                                      70
________________________________________________________________________________


31.    SEVERABILITY

       If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

       (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

32.    COUNTERPARTS

       Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.    NOTICES

33.1   In writing

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, telex, fax or any electronic communication approved by the Facility Agent.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

33.2   Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)    The contact details of the Company for this purpose are:

       Address:    Schlumberger Limited, Paris Branch
                   42 rue Saint Dominique
                   75007 Paris
       Fax number: + 33 (0) 1 40 62 12 90
       Attention:  Treasury Department.

(c)    The contact details of the Facility Agent for this purpose are:

       Address:    Citibank International plc
                   PO Box 202
                   336 Strand
                   London  WC2R 1HB
       Fax number: 44 20 7500 4482/4484
       Attention:  Loans Agency

________________________________________________________________________________

                                      71
________________________________________________________________________________


(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

33.3   Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

       (i)     if delivered in person, at the time of delivery;

       (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

       (iii) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

       (iv)    if by fax, when received in legible form; and

       (v)     if by e-mail or any other electronic communication, on receipt.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

33.4   Obligors

(a) All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b) All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c) Each Obligor (other than the Company) irrevocably appoints the Paris Branch of the Company to act as its agent:

       (i)     to give and receive all communications under the Finance
               Documents; and

       (ii) to sign all documents under or in connection with the Finance Documents.

(d) Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

34.    LANGUAGE

(a) Any notice given in connection with a Finance Document must be in English.

________________________________________________________________________________

                                      72
________________________________________________________________________________


(b) Any other document provided in connection with a Finance Document must be:

       (i)     in English; or

       (ii) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

35.    GOVERNING LAW

       This Agreement is governed by English law.

36.    ENFORCEMENT

36.1   Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

       (i)     proceedings in any other court; and

       (ii)    concurrent proceedings in any number of jurisdictions.

36.2   Service of process

(a) Each Obligor not incorporated in England and Wales irrevocably appoints Schlumberger Public Limited Company as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)    This Clause does not affect any other method of service allowed by law.

36.3   Waiver of trial by jury

       EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

________________________________________________________________________________

                                      73
________________________________________________________________________________


                                  SCHEDULE 1

                               ORIGINAL PARTIES


Name Of Original Lender                                         Commitments
                                                                   U.S.$

The Chase Manhattan Bank                                        900,000,000

BNP Paribas                                                     900,000,000

Citibank, N.A. London Branch                                    900,000,000

Lehman Brothers Bankhaus AG, London Branch                      300,000,000


                                                           ----------------
Total Commitments                                          US$3,000,000,000
                                                           ----------------

________________________________________________________________________________

                                      74
________________________________________________________________________________


                                  SCHEDULE 2

                        CONDITIONS PRECEDENT DOCUMENTS

                                    PART I

                   TO BE DELIVERED BEFORE THE FIRST REQUEST


Original obligors

1. A copy of the constitutional documents of each Original Obligor including, without limitation, a copy of the "statuts" and an extract of the K-Bis of the Registry of Commerce and Companies dated no more than one month prior to the date of this Agreement for SISA.

2. A copy of a resolution of the board of directors of each Original Obligor except for SISA approving the terms of, and the transactions contemplated by, this Agreement.

3. A specimen of the signature of each person authorised on behalf of an Original Obligor to execute any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4. A copy of the power of attorney of each Original Obligor under which any Finance Document or related document is to be issued.

5.   A certificate of an authorised signatory or duly appointed attorney of the
     Company:

     (a) confirming that utilising the Total Commitments in full would not breach any limit binding on any Original Obligor; and

     (b)  certifying that each copy document specified in Part I of this
          Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Legal opinions

1. A legal opinion of Allen & Overy, London legal advisers to the Arrangers and the Facility Agent, substantially in the form of Schedule 8 (Form of legal opinion of Allen & Overy), addressed to the Finance Parties.

2. If an Obligor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction acceptable to the Arrangers, addressed to the Finance Parties.

Other documents

1.   An original of the Comfort Letter, duly executed by the Company.

2.   A copy of the Press Release.

________________________________________________________________________________

                                      75
________________________________________________________________________________


3.   A copy of the Offer Document.*

4.   A copy of any amendment to the Offer Document.*

5. Confirmation from the Company that the Unconditional Date has occurred, together with a copy of the certificate issued by the receiving agent to the Company for the purposes of Note 7 to Rule 10 of the Code.*

6. (a) A copy of a European Commission RAPID or Midday Express press release or a copy of a written communication by the European Commission clearing the Offer; and

     (b) confirmation in writing from an authorised signatory or duly appointed attorney of the Company that the relevant waiting periods have expired under the Hart Scott Rodino Anti Trust Improvement Act 1976 (as amended) and any relevant regulations made under it.*

7.   A list of the Material Subsidiaries as at the date of this Agreement.

__________________________

* These documents do not have to be in form and substance satisfactory to the Facility Agent.

________________________________________________________________________________

                                      76
________________________________________________________________________________


                                    PART II

                          FOR AN ADDITIONAL BORROWER

Additional Borrowers

1. An Accession Agreement, duly executed by the Company and the Additional Borrower.

2.   A copy of the constitutional documents of the Additional Borrower.

3. A copy of a resolution of the board of directors of the Additional Borrower approving the terms of, and the transactions contemplated by, the Accession Agreement.

4. A specimen of the signature of each person authorised on behalf of the Additional Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.   A certificate of an authorised signatory of the Additional Borrower:

     (a) confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

     (b)  certifying that each copy document specified in Part II of this
          Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

6.   If available, a copy of the latest audited accounts of the Additional
     Borrower.

7. Evidence that the agent of the Additional Borrower (if incorporated outside England and Wales) under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

1. A legal opinion of Allen & Overy, legal advisers to the Facility Agent, addressed to the Finance Parties.

2. If the Additional Borrower is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

1. Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

2. A comfort letter, in the form of the Comfort Letter, in respect of that Additional Borrower, duly executed by the Company.

3. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and

________________________________________________________________________________

                                      77
________________________________________________________________________________


     performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

________________________________________________________________________________

                                      78
________________________________________________________________________________


                                  SCHEDULE 3

                                FORM OF REQUEST

To:    CITIBANK INTERNATIONAL plc as Facility Agent

From:  [Borrower]

Date:  [      ]


            SCHLUMBERGER LIMITED-US$3,000,000,000 CREDIT AGREEMENT
                 dated [    ] February, 2001 (the "Agreement")


1.     We refer to the Agreement.  This is a Request.

2. We wish to borrow a Revolving Credit Loan/Term Loan* on the following terms:

       (a)  Utilisation Date: [     ],

       (b)  Amount/currency: [                 ]

       (c)  Term: [                     ].

3.     Our payment instructions are: [         ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.     We confirm that we are in compliance with the requirements of Clause
       19.12 (Borrower financial condition) of the Agreement and will remain in compliance when the Loan is borrowed.**

6.     This Request is irrevocable.

By:

[Borrower]

*    Delete as applicable. Term Loans may only be drawn down after the Term-out
     Date.
**   To be included in requests by all Borrowers other than the Company.

________________________________________________________________________________

                                      79
________________________________________________________________________________


                                  SCHEDULE 4

                       CALCULATION OF THE MANDATORY COST

1.   General

     The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.   For a Lender lending from a Facility Office in the U.k.

(a) The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

     for a Loan in Sterling:

     AB + C(B-D) + E x 0.01 per cent. per annum
     ----------------------
          100-(A + C)

     for any other Loan:

     E x 0.01 per cent. per annum
     --------
       300

     where on the day of application of the formula:

     A is the percentage of that Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     B    is LIBOR for that Term;

     C is the percentage of that Lender's eligible liabilities which the Bank of England requires it to place as a special deposit;

     D is the interest rate per annum allowed by the Bank of England on a special deposit; and

     E is the charge payable by each Lender to the Financial Services Authority under the fees regulations (but, for this purpose, ignoring any minimum fee required under the fees regulations) and expressed in pounds per (Pounds)1 million of the fee base of that Lender.

(b)  For the purposes of this paragraph 2:

     (i) "eligible liabilities" and "special deposit" have the meanings given to them at the time of application of the formula by the Bank of England;

     (ii) "fee base" has the meaning given to it in the fees regulations; and

________________________________________________________________________________

     (iii)  "fees regulations" means The Financial Services Banking Supervision
            (Fees) Regulations 2000.

(c)  (i)    In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

     (ii) Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)  (i)    Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender.
            The Facility Agent may assume that this information is correct in all respects.

     (ii) If a Lender fails to do so, the Facility Agent may assume that the Lender's obligations in respect of cash ratio deposits, special deposits and the fees regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

     (iii) The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.   For a Lender lending from a Facility Office in a Participating Member State

(a) The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost (if any) of complying with the minimum reserve requirements of the European Central Bank.

(b) If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.   Changes

     The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

     (a) any change in law or regulation of the United Kingdom or the European Union relating to a cost of the type referred to in this Schedule; or

     (b) any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).


     Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:    CITIBANK INTERNATIONAL plc as Facility Agent

From: [THE EXISTING LENDER] (the "Existing Lender") and [THE NEW LENDER] (the "New Lender")

Date:  [_]
           SCHLUMBERGER LIMITED - US$3,000,000,000 Credit Agreement
                       dated [_], 2001 (the "Agreement")

We refer to the Agreement.  This is a Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.   The proposed Transfer Date is [_].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.   This Transfer Certificate is governed by English law.

                                 THE SCHEDULE

              Rights and Obligations to be Transferred by Novation [insert relevant details, including applicable Commitment (or part)]

                   Administrative Details of the New Lender
  [insert details of Facility Office, address for notices and payment details etc.]


[EXISTING LENDER]   [NEW LENDER]

By:                 By:

The Transfer Date is confirmed by the Facility Agent as [_].

CITIBANK INTERNATIONAL plc

By:

                                  SCHEDULE 6

                        FORM OF COMPLIANCE CERTIFICATE

To:    CITIBANK INTERNATIONAL plc as Facility Agent

From:  SCHLUMBERGER LIMITED

Date:  [_]

           SCHLUMBERGER LIMITED - US$3,000,000,000 CREDIT AGREEMENT

                  dated [_] February, 2001 (the "Agreement")

1.   We refer to the Agreement.  This is a Compliance Certificate.

2. We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

     [_].

3.   [We confirm that no Default is outstanding as at [relevant date]./1/

SCHLUMBERGER LIMITED

By:


____________________
/1/ If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

                                  SCHEDULE 7

                                    PART I

                          FORM OF ACCESSION AGREEMENT

To:    CITIBANK INTERNATIONAL plc as Facility Agent
From:  SCHLUMBERGER LIMITED and [Proposed Borrower]

Date:  [_]

            SCHLUMBERGER LIMITED - US$3,000,000,000 Credit Agreement
                  dated [_] February, 2001 (the "Agreement")


We refer to the Agreement.  This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower.

This Accession Agreement is governed by English law.


SCHLUMBERGER LIMITED


By:


[PROPOSED BORROWER]


By:

                                    PART II


                          FORM OF RESIGNATION REQUEST


To:    CITIBANK INTERNATIONAL plc as Facility Agent

From:  SCHLUMBERGER LIMITED and [relevant Borrower]

Date:  [_], 2001


      SCHLUMBERGER LIMITED - US$3,000,000,000 Credit Agreement dated [_],
                            2001 (the "Agreement")


1.   We refer to the Agreement.  This is a Resignation Request.

2. We request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

3. We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4. We confirm that as at the date of this Resignation Request no amount owed by [resigning Borrower] under the Agreement is outstanding.

5.   This Resignation Request is governed by English law.


SCHLUMBERGER LIMITED                [Relevant Borrower]

By:                                 By:


The Facility Agent confirms that this resignation takes effect on [_].


CITIBANK INTERNATIONAL plc

By:

                                  SCHEDULE 8

                FORM OF LEGAL OPINION OF ALLEN & OVERY, LONDON


To:  The Finance Parties named as
     original parties to the Agreement
     (as defined below).


Dear Sirs,                                                             [_], 2001

           SCHLUMBERGER LIMITED - US$3,000,000,000 CREDIT AGREEMENT dated [_] February, 2001 (the "Agreement")

We have received instructions from the Arrangers in connection with the Agreement.

Defined Terms

In this opinion:

"English Original Obligors"

means each Original Obligor incorporated in England; and

terms defined in the Agreement have the same meaning in this opinion.

Documents and Searches

For the purposes of this opinion we have examined the following documents:

(a)  a signed copy of the Agreement;

(b) a certified copy of the memorandum and articles of association and certificate of incorporation of each English Original Obligor;

(c) a certified copy of the minutes of a meeting of the board of directors of each English Original Obligor held on [_], 2001;

(d) a certified copy of a power of attorney dated [_], 2001 for each English Original Obligor; and

(e) a certificate of the Company confirming, amongst other things, that the entry into and performance of the Agreement will not contravene any limit contained in the articles of association of any English Original Obligor.

On [_] we carried out a search of each English Original Obligor at the Companies Registry. On [_] we made a telephone search of each English Original Obligor at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out for the purposes of this opinion.

Assumptions

We assume that:

(a) each English Original Obligor is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into the Agreement and will not as a result of the Agreement be unable to pay its debts within the meaning of that section;

(b) no step has been taken to wind up or dissolve any English Original Obligor, put any English Original Obligor into administration or appoint a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer in respect of it or any of its assets although the searches of the Companies Registry referred to above gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer has been made;

(c)  all signatures and documents are genuine;

(d)  all documents are and remain up-to-date;

(e) the correct procedure was carried out at all the board meetings referred to above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at each meeting;

(f) any restrictions on the ability of a English Original Obligor to borrow or guarantee contained in its Articles of Association would not be contravened by the entry into and performance by it of the Agreement;

(g) the Agreement has been duly executed on behalf of each English Original Obligor by the person(s) authorised by the resolutions passed at the relevant meeting referred to above;

(h) the Agreement is a legally binding, valid and enforceable obligation of each Finance Party; and

(i)  no foreign law affects the conclusions stated below.

Opinion

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:

1. Status: Schlumberger plc is a company incorporated with limited liability under the laws of England and is not in liquidation and Schlumberger Investments is a company incorporated with unlimited liability under the laws of England and is not in liquidation.

2. Powers And Authority: Each English Original Obligor has the corporate power to enter into and perform the Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of the Agreement.

3. Legal Validity: The Agreement constitutes a legally binding, valid and enforceable obligation of each Original Obligor.

4. Non-conflict: The entry into and performance by each English Original Obligor of the Agreement will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) its memorandum or articles of association.

5. Consents: No authorisations of governmental, judicial or public bodies or authorities in England are required by any English Original Obligor in connection with the performance, validity or enforceability of its payment obligations under the Agreement.

6. Taxes: All payments due from any English Original Obligor under the Agreement may be made without deduction of any U.K. Taxes, if, in the case of interest:

     (i) (A) the person that advanced the participation in the Loan to which the interest relates was a bank for the purpose of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporations Tax Act 1988) at the time the Loan was made; and

          (B) the person beneficially entitled to that interest is within the charge to U.K. corporation tax as regards that interest at the time the interest is paid; or

(ii) the interest is payable to a Treaty Lender and the Financial Intermediaries and Claims Office has given the necessary exemption authorisation.

7. Registration Requirements: It is not necessary or advisable to file, register or record the Agreement in any public place or elsewhere in England.

8. Stamp Duties: No stamp, registration or similar tax or charge is payable in England in respect of the Agreement.

Qualifications

This opinion is subject to the following qualifications:

(a) This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(b)  No opinion is expressed on matters of fact.

(c) We have assumed that the obligations of each Original Obligor (other than an English Original Obligor) are legal, valid, binding and enforceable in its jurisdiction of incorporation. In this regard, we have relied on the other legal opinions referred to in Part I of Schedule 2.

(d) The term "Enforceable" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully

                                   SCHEDULE 9

                               FORM OF TEG LETTER

                     [ON LETTERHEAD OF THE FACILITY AGENT]

To:   Schlumberger Industries S.A.

Date: [_]

Dear Sirs,

Schlumberger Limited - Us$3,000,000,000 Revolving Multicurrency Credit Facility Dated [_] February, 2001 (the "Agreement)


We refer to the Agreement.


Terms defined in the Agreement shall bear the same meaning in this letter unless otherwise defined in this letter. References to Clauses in this letter are references to Clauses in the Agreement.

We confirm that:

1. this is the letter referred to in Clause 10.5 (Taux Effectif Global) of the Agreement;

2. you acknowledge that, due to the fact that interest payable under the Agreement is to be calculated on a floating rate basis by reference to LIBOR or EURIBOR for Terms selected by the Borrowers, it is not possible to compute the effective global rate ("taux effectif global") for the lifetime of the Facility;

3. in order to comply with the provisions of Articles L313-1 and L313-2 of the French "Code de la Consommation", and only as an indication based on the assumptions described below, examples of calculation of the effective global rate can be given as follows:

     . for a Term of one month at US$ LIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of three months at US$ LIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of six months at US$ LIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of one month at EURIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of three months at EURIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of six months at EURIBOR rate of [_]% per annum, [_]% i.e. a rate per Term (taux de periode) of [_]%;

     . for a Term of six months at EURIBOR rate of [ ]% per annum, [ ]% i.e. a rate per Term (taux de periode) of [ ]%;

The above rates are given on an indicative basis and on the basis (i) that drawdown for the full amount of the Total Commitment has been made, (ii) that the LIBOR/EURIBOR rate, expressed as an annual rate, is as fixed on [DATE],
(iii) that the Margin is 0.35% per annum and (iv) that the various fees payable by you on the terms of the Agreement are paid. These rates are not binding on the Finance Parties.

We should be grateful if you would confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

This letter is designated a Finance Document.

Yours faithfully,


_______________________________
CITIBANK INTERNATIONAL plc
as Facility Agent

We agree to the above.

_______________________________
SCHLUMBERGER INDUSTRIES S.A.

                                  SCHEDULE 10

                            FORM OF COMFORT LETTER


                  [ON THE LETTERHEAD OF SCHLUMBERGER LIMITED]

                                                                       [ ], 2001

To:  The Finance Parties under the Agreement


Gentlemen,

You have made available to Schlumberger Public Limited Company, Schlumberger Industries S.A. and Schlumberger Investments (the "Companies") committed revolving credit facilities up to a maximum of the following sub-limits:

(a)  in relation to Schlumberger Public Limited Company, $1,000,000,000;

(b)  in relation to Schlumberger Industries S.A., $1,500,000,000;

(c)  in relation to Schlumberger Investments, $1,000,000,000; and

(d) in relation to Schlumberger Public Limited Company and Schlumberger Investments together, an aggregate of $1,000,000,000.

(the "Facilities") under a credit agreement dated [     ], 2001 (the
"Agreement").

We hereby confirm that we are aware of this arrangement and that it bears our full approval. Although this letter should not be construed as a guarantee, we also confirm that it is our policy that the Companies should conduct their affairs with a view towards maintaining sufficient financial resources to meet their obligations under the Facility.

We intend to maintain directly or indirectly a 100% holding of the issued equity share capital of the Companies so long as any amount of the Facility remains outstanding.

We also confirm that in the event we wish to reduce our beneficial holding of the issued equity share capital of the Companies, we should give you reasonable notice of our intentions, and we agree to arrange a suitable mutually satisfactory substitute arrangement.

The statements made in this letter are valid until 31st March, 2003.

Sincerely,



For
Schlumberger Limited

                                  SCHEDULE 11

                        FORM OF SUBORDINATION AGREEMENT

                                  SIGNATORIES


Company

SCHLUMBERGER LIMITED

By:


Original Borrowers

SCHLUMBERGER PUBLIC LIMITED COMPANY

By:



SCHLUMBERGER INDUSTRIES SA

By:



SCHLUMBERGER INVESTMENTS

By:



Arrangers

J.P. MORGAN PLC

By:


BNP PARIBAS

By:

SALOMON BROTHERS INTERNATIONAL LIMITED

By:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:


Original Lenders

THE CHASE MANHATTAN BANK

By:


BNP PARIBAS

By:


CITIBANK, N.A.

By:


LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH

By:


Facility Agent

CITIBANK INTERNATIONAL plc

By:

--------------------------------------------------------------------------------
[LOGO]                            CREDIT AGREEMENT
--------------------------------------------------------------------------------

FACILITY TYPE                     TERM LOAN/REVOLVING CREDIT
--------------------------------------------------------------------------------
OBLIGORS                          MULTIPLE BORROWERS/SINGLE GUARANTOR
--------------------------------------------------------------------------------
CURRENCY                          MULTICURRENCY
--------------------------------------------------------------------------------
SYNDICATED/SINGLE                 SYNDICATED
BANK
--------------------------------------------------------------------------------
JURISDICTION                      UK AND OVERSEAS
--------------------------------------------------------------------------------
SECURITY                          UNSECURED
--------------------------------------------------------------------------------
DATE OF ASSEMBLY                  6/th/ February 2001
--------------------------------------------------------------------------------
AUTHOR
--------------------------------------------------------------------------------

                        Banking System Feedback Report

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